                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                     among

                          DATAWARE TECHNOLOGIES, INC.

                         SOVEREIGN HILL SOFTWARE, INC.

                                      and

             CERTAIN STOCKHOLDERS OF SOVEREIGN HILL SOFTWARE, INC.


                 ____________________________________________

                         Dated as of December 31, 1998

                 _____________________________________________

                               TABLE OF CONTENTS

                                                                      PAGE
ARTICLE 1      THE PURCHASE...........................................   1
      1.1.  Purchase and Sale of Assets...............................   1
      1.2.  Assumption of Liabilities.................................   3
      1.3.  Purchase Consideration....................................   6
      1.4.  The Closing...............................................   6
      1.5.  Allocation of Purchase Price..............................   7
      1.6.  Further Assurances........................................   7

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF THE SELLER...........   8
      2.1.  Organization; Corporate Power; Capitalization.............   8
      2.2.  Authority.................................................   9
      2.3.  Noncontravention..........................................   9
      2.4.  Financial Statements......................................   9
      2.5.  Absence of Material Changes...............................  10
      2.6.  Absence of Undisclosed Liabilities........................  11
      2.7.  Tax Matters...............................................  11
      2.8.  Ownership and Condition of Assets.........................  12
      2.9.  Intellectual Property.....................................  12
     2.10.  Contracts.................................................  14
     2.11.  Accounts Receivable.......................................  15
     2.12.  Year 2000 Readiness.......................................  16
     2.13.  Real Property And Leases..................................  16
     2.14.  Litigation................................................  16
     2.15.  Product Warranty..........................................  16
     2.16.  Employees; Consultants....................................  17
     2.17.  Employee Benefits.........................................  17
     2.18.  Environmental Matters.....................................  18
     2.19.  Legal Compliance..........................................  18
     2.20.  Permits...................................................  18
     2.21.  Brokers' Fees.............................................  18

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                       PAGE
     2.22.  Books and Records.........................................  18
     2.23.  Customers, Suppliers, and Resellers.......................  18
     2.24.  Bank Accounts; Brokerage Accounts; Powers of Attorney.....  19
     2.25.  Government Contracts......................................  19
     2.26.  Insurance.................................................  19
     2.27.  Registration; Disposition of Shares.......................  19
     2.28.  Disclosure................................................  20

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......  20
      3.1.  Investment; Registration; Disposition of Shares...........  20
      3.2.  Stockholder's Investigation...............................  21
      3.3.  Authority.................................................  21

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF THE BUYER.............  21
      4.1.  Organization..............................................  21
      4.2.  Capitalization............................................  21
      4.3.  Authorization of Transaction..............................  21
      4.4.  Noncontravention..........................................  22
      4.5.  SEC Reports...............................................  22
      4.6.  Dataware Shares and Dataware Warrants.....................  22
      4.7.  No Material Adverse Change................................  23
      4.8.  Actions and Proceedings...................................  23
      4.9.  Brokers' Fees.............................................  23
     4.10.  Disclosure................................................  23

ARTICLE 5     POST-CLOSING COVENANTS..................................  23
      5.1.  Proprietary Information...................................  23
      5.2.  Solicitation and Hiring...................................  23
      5.3.  Non-Competition: Referral of Inquiries....................  24
      5.4.  Sharing of Data...........................................  24
      5.5.  Cooperation in Litigation; Release of Liens...............  25

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                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                       PAGE
      5.6.  Collection of Accounts Receivable; Contracts in Progress..  25
      5.7.  Employees.................................................  25
      5.8.  Seller's Taxes............................................  25
      5.9.  Public Announcements and Confidentiality..................  26

ARTICLE 6      INDEMNIFICATION........................................  26
      6.1.  Survival..................................................  26
      6.2.  Indemnification by the Seller.............................  26
      6.3.  Indemnification by the Buyer..............................  26
      6.4.  Limitations...............................................  27
      6.5.  Security for Indemnification Obligation...................  27
      6.6.  Claims for Indemnification................................  28
      6.7.  Defense by the Indemnifying Party.........................  28
      6.8.  Voting of and Dividends on the Held Back Shares...........  29
      6.9.  Partial Release; Delivery of Held Back Shares.............  29
     6.10.  Consequential Damages.....................................  30

ARTICLE 7      SECURITIES REGISTRATION................................  30
      7.1.  Registration on Form S-3..................................  30
      7.2.  Registration Procedures...................................  30
      7.3.  Indemnification...........................................  31
      7.4.  Transfer of Registration Rights...........................  33

ARTICLE 8      MISCELLANEOUS..........................................  33
      8.1.  No Third Party Beneficiaries..............................  33
      8.2.  Entire Agreement..........................................  33
      8.3.  Succession and Assignment.................................  33
      8.4.  Counterparts..............................................  33
      8.5.  Headings..................................................  33
      8.6.  Notices...................................................  34
      8.7.  Governing Law.............................................  36
      8.8.  Amendments and Waivers....................................  36

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                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                      PAGE
      8.9.  Severability..............................................  36
     8.10.  Expenses..................................................  36
     8.11.  Specific Performance......................................  36
     8.12.  Submission to Jurisdiction................................  36
     8.13.  Construction..............................................  37
     8.14.  Incorporation of Exhibits and Schedules...................  37
     8.15.  Stockholder Representative................................  37
     8.16.  Release...................................................  38
     8.17.  Certain Defined Terms.....................................  39

                               LIST OF EXHIBITS
                               ----------------

EXHIBIT A        Form of Dataware Warrant

EXHIBIT B        Form of Bill of Sale

EXHIBIT C        Form of Assignment of Contracts

EXHIBIT D        Opinion of Mintz Levin Cohn Ferris Glovsky & Popeo PC

EXHIBIT E        Form of Assumption of Liabilities

EXHIBIT F        Opinion of Palmer & Dodge LLP


                               LIST OF SCHEDULES
                               -----------------

Schedule A       Stockholders for which Zesiger Capital LLC is attorney-in-fact

Schedule 1.1     Assigned Contracts

Schedule 1.1(b)  Certain Retained Contracts

Schedule 1.2     Certain Assumed Liabilities

Schedule 2       Seller's Disclosure Schedule

                           ASSET PURCHASE AGREEMENT

     This Agreement is entered into as of December 31, 1998, by and among Dataware Technologies, Inc., a Delaware corporation (the "Buyer"), Sovereign Hill Software, Inc., a Delaware corporation (the "Seller"), Blue Rock Capital L.P. ("Blue Rock"), Zesiger Capital Group LLC ("Zesiger Capital"), the persons and entities listed on Schedule A hereto (the "Zesiger Stockholders"), for which
                       ----------
Zesiger Capital is attorney-in-fact, and Andrew Zacks, an individual. Blue Rock, the Zesiger Stockholders and Andrew Zacks are referred to collectively herein as the "Stockholders."

                             Preliminary Statement
                             ---------------------

     The Buyer desires to purchase, and the Seller desires to sell, the assets comprising the Seller's business of designing, developing, manufacturing, marketing, licensing, selling and supporting information search technology software (the "Business"), for the consideration set forth below and the assumption of certain of the Seller's liabilities and obligations relating to the Business as set forth below and no other liabilities, subject to the terms and conditions of this Agreement.

     The transactions contemplated hereby are intended to achieve the transfer of the Acquired Assets and the Assumed Liabilities to the Buyer for its use, to the extent desired, in the Buyer's own business. The Seller shall retain the sole responsibility to pay and perform all liabilities and obligations that are not Assumed Liabilities, and the Buyer does not intend to continue the business enterprise of the Seller as such.

     Section 8.17 hereof contains a listing of certain defined terms used herein and the sections of this Agreement in which each is defined.

     Accordingly, in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

                                   ARTICLE 1
                                 THE PURCHASE

     1.1. Purchase and Sale of Assets.
          ---------------------------

          (a) Simultaneously with the execution hereof, upon and subject to the terms and conditions of this Agreement, the Buyer purchases from the Seller, and the Seller sells, transfers, conveys, assigns and delivers to the Buyer, for the consideration specified in Section 1.3 below, all right, title and interest in and to all of the assets, properties, and rights of the Seller of every kind and description, tangible and intangible, real, personal, or mixed, and wherever located, existing as of the date hereof (collectively, the "Acquired Assets"), including without limitation:

               (i) all computer software programs, modules and enhancements thereof owned by the Seller, and all of the Seller's rights in and to any and all computer software programs, modules and enhancements thereof owned by third parties and licensed by the Seller in the Business, in each case in all existing versions and revisions (to the extent Seller has rights therein), including all source code, object code, specifications, testing tools, compilers, development tools, maintenance tools, user documentation, programmer documentation, and other documentation therefor, and all copies thereof on all media (collectively, the "Software") and all inventories of media, work in process, finished software product and documentation inventory, product supplies, packaging materials, and similar items;

               (ii) all equipment and spare parts and supplies therefor, furniture, fixtures, leasehold improvements and motor vehicles;

               (iii) all (A) patents, patent registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, trade names, and registrations and applications for registration thereof and all goodwill associated therewith, including without limitation the exclusive right to use the name of the Seller as all or part of a trade name, (C) copyrights and registrations and applications for registration thereof, (D) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(E) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions), (F) computer software, data and documentation (including without limitation the Software) and (G) copies and tangible embodiments thereof ((A) through (G) collectively, "Intellectual Property");

               (iv) all rights under the contracts, agreements, licenses, leases and other instruments of the Seller listed on Schedule 1.1 (collectively,
                                                     ------------
the "Assigned Contracts");

               (v) all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment and rights under warranties, all trade and other accounts receivable (the "Accounts Receivable"), all prepaid amounts or unbilled amounts for contracts in progress (the "Contracts in Progress") that are included in the Assigned Contracts, and all payments under Assigned Contracts after the Closing;

               (vi) all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights ("Permits") issued by or obtained from any federal, state, local, or foreign governmental, regulatory or administrative authority or agency, court or arbitrational tribunal (each, a "Governmental Entity");

               (vii) all books, records, accounts, ledgers, files, documents, correspondence, lists, product specifications, employment records, manufacturing and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials; all customer, supplier and marketing lists, account and other records, and data; and all brochures, data sheets, promotional materials, videos, and other marketing collaterals; and

               (viii) all cash on hand, securities, investments, bank deposits, and other liquid assets, including without limitation the associated bank and other accounts and all rights thereunder, and all insurance policies;

provided that there shall be excluded from the Acquired Assets the rights and assets listed in Section 1.1(b) below.

          (b) The Seller shall retain and the Buyer shall not acquire, the following rights and assets (collectively, the "Retained Assets"):

               (i) the Purchase Consideration and all other rights of the Seller under this Agreement;

               (ii) the Seller's corporate charter, stock record books, corporate records containing minutes of the meetings of the directors and stockholders;

               (iii) rights under agreements with respect to the voting, registration, vesting, or repurchase of shares of the Seller's capital stock;

               (iv) rights under other contracts and agreements to the extent not included within the Acquired Assets (either as Assigned Contracts or otherwise), including but not limited to those set forth on Schedule 1.1(b);
                                                            ---------------

               (v) such other records as have to do exclusively with the Seller's organization or stock capitalization or with any of the Retained Liabilities; and (vi) all net operating losses of the Seller.

     1.2. Assumption of Liabilities.
          -------------------------

          (a) Upon and subject to Section 1.2(b) and the other terms and conditions of this Agreement, the Buyer shall assume, pay and discharge when due, from and after the Closing, the following liabilities of the Seller (collectively, the "Assumed Liabilities") and no other liabilities:

               (i) the liabilities shown on or reflected on the Balance Sheet, to the extent such liabilities have not been paid or discharged, and those liabilities of a similar nature incurred since the Balance Sheet Date by the Seller in the ordinary course of business consistent with past practice and the terms of this Agreement (the "Ordinary Course") (including liabilities in the ordinary course for sales, use, or excise taxes, for federal and state income tax withholding with respect to employees of the Seller, and for employer FICA and unemployment taxes, but no other Taxes); provided that Buyer shall assume liability for accrued employee vacation days only to the extent such time is carried over as accrued vacation days, and shall not assume any obligation of the Seller, statutory or otherwise, to compensate such employees for such vacation days in connection with the termination of their respective employment with the Seller;

               (ii) the liabilities and obligations of the Seller specifically listed on Schedule 1.2, to the extent they are to be paid or performed after the
          ------------
Closing;

               (iii) the liabilities and obligations of the Seller under the Assigned Contracts; provided, however, that the Buyer shall not assume any such liabilities or obligations to the extent relating to any breach of contract, breach of warranty (except to the extent specifically described on Schedule 1.2
                                                                   ------------
("Assumed Warranty Claims")), tort, product liability claim, or other infringement occurring prior to the Closing;

               (iv) liabilities and obligations of the Seller up to and not exceeding $35,000 in the aggregate, including amounts paid before Closing, for costs and expenses incurred in connection with the preparation, execution, and performance of the letter of intent between the parties dated November 5, 1998 and this Agreement or the consummation of the transactions contemplated by this Agreement, including without limitation all fees and expenses of agents, representatives, counsel, and accountants; and

               (v) liabilities and obligations of the Seller to the employees of the Seller for the amounts held by employees in accounts under the Seller's 401(k) Plan.

          (b) Notwithstanding Section 1.2(a), the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, and shall pay, perform, and discharge, the following liabilities and obligations and all other liabilities and obligations not included in Section 1.2(a), whether known or unknown, absolute or contingent, liquidated or unliquidated, accrued or unaccrued, or due or to become due, and whether claims with respect thereto are asserted before or after the Closing (collectively, the "Retained Liabilities"):

               (i) all liabilities and obligations with respect to borrowed money other than pursuant to the promissory notes payable to Silicon Valley Bank (the "Silicon Valley Bank Notes"), including without limitation any liability for payment of principal or interest with respect to the Seller's convertible promissory notes issued in December 1997 and any guaranty of the obligations of others;

               (ii) all liabilities and obligations of the Seller for any Taxes not listed in Section 1.2(a)(i), including without limitation Taxes arising in connection with the consummation of the transactions contemplated by this Agreement, deferred Taxes or Taxes measured by income of the Seller, and any liabilities for sales, use, ad valorem or excise taxes or customs and duties incurred;

               (iii) all liabilities and obligations of the Seller under or with respect to this Agreement and the transactions provided for herein in excess of $35,000 for costs and expenses described in Section 1.2(a)(iv), including brokerage, accounting and counsel fees, transfer and other taxes, and expenses pertaining to the Seller's liquidation or the performance by the Seller of its obligations hereunder;

               (iv) all liabilities and obligations with respect to ownership or claims of ownership of any of the Seller's securities (including without limitation the Seller's common or preferred stock, any options or warrants for the purchase of any such stock, and any notes or other instruments convertible into any such stock) or with respect to payments, dividends, issuances of securities, or other distributions, upon liquidation or otherwise, on account of ownership or possession of any securities;

               (v) all liabilities and obligations of the Seller under any contracts, agreements, or arrangements that are not Assigned Contracts or otherwise included within the Acquired Assets, including without limitation any obligation of the Seller to indemnify any person, including any of the Stockholders, by reason of the fact that such person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller in any capacity with another entity;

               (vi) all liabilities and obligations to the extent relating to any actual or alleged tort, infringement or violation of any law, rule, regulation, judgment, decree, order, or Permit occurring prior to the Closing or to the extent arising out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand based upon acts, events or conduct occurring prior to the Closing, whether or not such matter is pending, threatened, or asserted before, on, or after the Closing Date;

               (vii) all liabilities and obligations of the Seller arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute or allegedly constitute an infringement or violation of or a misappropriation of, any Intellectual Property rights of any other person or entity;

               (viii) all liabilities and obligations of the Seller to David Mahoney for compensation beyond the base salary amount of $150,000 recorded on the Balance Sheet, including any obligation for "paid in-kind" compensation based on the Sale Proceeds (as that term is defined in the letter dated August 26, 1998 between the Seller and David Mahoney);

               (ix) the liability and obligation of the Seller under Section 2.(a)(ii) of the Agreement between the University of Massachusetts (the "University") and the Seller dated December 29, 1998 (the "University Agreement") to pay to the University in the form of the consideration received by the Seller one-half percent (0.5%) of the total consideration received by the Seller under this Agreement and the transactions contemplated hereby;

               (x) any liability or obligation of the Seller under Section 1.(A.)(iii) of the Agreement among the Seller, the Applied Computing Systems Institute of Massachusetts, Inc. ("ACSIOM"), the University, W. Bruce Croft and James P. Callan dated December 29, 1998 (the "ACSIOM Agreement") for payment to ACSIOM of any amounts other than as recorded on the Balance Sheet;

               (xi) any liability of the Seller to Paul McOwen for expenses incurred on behalf of the Seller that cannot be substantiated with receipts prior to the Closing;

               (xii) any liability or obligation of the Seller to Jerry Rulli other than as recorded on the Balance Sheet; and

               (xiii) any liability or obligation of the Seller for compensation to employees and consultants of the Seller other than as accrued on the Balance Sheet and as incurred since the Balance Sheet Date by the Seller in the Ordinary Course in connection with any Employee Benefit Plan being assumed by the Buyer.

     1.3. Purchase Consideration.
          ----------------------

          (a)  The consideration to be paid to the Seller shall be:

               (i) Two Hundred Thousand (200,000) Shares (the "Dataware Shares") of the common stock, $0.01 par value, of the Buyer ("Dataware Common Stock"), subject to adjustment as provided in subsection (b);

               (ii) warrants to purchase Forty Thousand (40,000) shares of Dataware Common Stock in the form of Exhibit A hereto (the "Dataware Warrants");
                                     ---------
and


               (iii) Ten Thousand Dollars ($10,000) in cash (with the Dataware Shares and the Dataware Warrants, collectively, the "Purchase Consideration").

          (b) The number of Dataware Shares deliverable pursuant to Section 6.9(c) shall be reduced by a number equivalent in value to (i) the amount of accrued interest payable with respect to the Silicon Valley Bank Notes as of the close of business on December 31, 1998 in excess of (ii) the amount of such accrued interest due as of such date as stated in the letter dated December 28, 1998 from Silicon Valley Bank to the Seller, determined by dividing such excess amount by the closing sale price of a share of the Dataware Common Stock on December 31, 1998, as reported on the Nasdaq National Market (the "Closing Share Price").

     1.4. The Closing.
          -----------

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrently with the execution hereof (the "Closing Date").

          (b)  At the Closing:

               (i) (A) the Seller shall execute and deliver to the Buyer a bill of sale in the form attached hereto as Exhibit B and execute and deliver or
                                            ---------
obtain, as appropriate, such other good and sufficient instruments of conveyance in the form and containing warranties, covenants and other provisions not inconsistent with the provisions hereof that are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers (including without limitation trademark, patent, copyright and other intellectual property assignments) as may be necessary or appropriate in order to effectively vest in the Buyer good title to all the Acquired Assets, free and clear of all Security Interests other than the Security Interests in favor of Silicon Valley Bank (the "Silicon Valley Security Interests"), together with any consents, approvals or Permits required to assign and transfer the same;

                    (B) the Seller shall take such steps, including providing such certificates and authorizations, as may be required to provide the Buyer with full control and authority over each bank and investment account of the Seller;

                    (C) the Seller shall deliver to the Buyer, or otherwise enable and permit the Buyer to take possession and control of, all of the Acquired Assets of a tangible nature, all of the Assigned Contracts, with such assignments thereof in the form of Exhibit C
                                   ---------
hereto and consents to assignments as are necessary to assure the Buyer of the full benefit of the same, and all of the Seller's business records, tax returns, books and other data relating to its assets, business and operations (including copies, but not originals, of the corporate records and other property of the Seller included in the Retained Assets);

                    (D) the Seller shall take all other steps necessary or desirable to put the Buyer in actual possession and operating control of the Acquired Assets;

                    (E) the Seller shall deliver to the Buyer all such customary closing certificates as it shall have requested and Buyer shall have received from Mintz Levin Cohn Ferris Glovsky & Popeo PC, counsel to the Seller, an opinion dated as of the date hereof in form reasonably satisfactory to the Buyer, as to the matters set forth in Exhibit D hereto; and
                                      ---------

                    (F) the Seller shall deliver to the Buyer the Promissory Noteholder Releases.

              (ii) (A) the Buyer shall execute and deliver to the Seller one or more instruments of assumption of liabilities in the form attached hereto as Exhibit E and such other instruments as the Seller may reasonably request in
---------
order to effect the assumption by the Buyer of the Assumed Liabilities; and

                    (B) the Buyer shall deliver to the Seller all such customary closing certificates as it shall have requested and Seller shall have received from Palmer & Dodge LLP, counsel to the Buyer, an opinion dated as of the date hereof in form reasonably satisfactory to the Seller, as to the matters set forth in Exhibit F hereto.
             ---------

              (iii) the Buyer shall deliver the Purchase Consideration, except for One Hundred and Fifty Thousand (150,000) of the Dataware Shares (the "Held Back Shares"), which will be held back by the Buyer as security for the Seller's indemnification obligations as further described in Article 6.

     1.5. Allocation of Purchase Price.  The Buyer shall determine the
          ----------------------------
allocation of the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) and shall provide such allocation to the Seller within forty-five (45) days after the Closing Date. All information contained in the Tax Returns or other official filings of the Seller after the Closing shall be consistent with such allocation.

     1.6. Further Assurances.  At the Closing and at any time and from time to
          ------------------
time thereafter, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to evidence and confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control of the Acquired Assets.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to Buyer that the statements contained in this Article 2 are true and correct, except as set forth in the disclosure schedule attached hereto as Schedule 2 (the "Disclosure Schedule"). The
                            ----------
Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article 2, and the disclosures in any section of the Disclosure Schedule (which may incorporate by reference other sections of the Disclosure Schedule) shall qualify only the corresponding section in this Article 2.

     2.1. Organization; Corporate Power; Capitalization.
          ---------------------------------------------

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to conduct business and is in good standing under the laws of the Commonwealth of Massachusetts and each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Seller does not have any subsidiary, or directly or indirectly own or have any investment in the capital stock of, or any other proprietary interest in, nor is it a party to, a partnership or joint venture with any other person. The Seller does not file and is not required to file any franchise, income or other Tax returns in any other jurisdiction (in the United States or outside of the United States), other than Delaware and Massachusetts, based upon the ownership or use of property therein or the derivation of income therefrom.

          (b) The Seller has previously provided to Dataware true and complete copies of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws as presently in effect, and the Seller is not in default in the performance, observation or fulfillment of its Certificate of Incorporation or bylaws or other governing instruments. The minute books of the Seller provided to the Buyer contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders since the time of the Seller's incorporation and accurately reflect in all material respects all actions taken at such meetings or pursuant to such consents in lieu of meetings. The stock record books of the Seller provided to the Buyer are true and complete.

          (c) The Seller is authorized to issue (i) 14,000,000 shares of common stock, $0.001 par value ("SH Common Stock"), of which 1,784,937 shares are issued and outstanding, and (ii) 3,000,000 shares of Preferred Stock, par value $0.001 per share, of which 3,000,000 are designated as Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding. Such shares of Series A Preferred Stock are convertible into 3,000,000 shares of SH Common Stock. No other shares of Preferred Stock are outstanding. All of the issued and outstanding shares of SH Common Stock and Series A Preferred Stock (collectively, "SH Capital Stock") are duly authorized, validly issued, fully paid and nonassessable, and are held by the persons, in the respective amounts, set forth in Section 2.1 of the Disclosure Schedule.
Section 2.1 of the Disclosure Schedule includes a true and complete list all outstanding warrants and options to purchase shares of SH Capital Stock and the holders thereof. Except as described in this Section 2.1(c) and in Section 2.1(c) of the Disclosure

Schedule, there are no other shares of capital stock of the Seller authorized or outstanding or any subscriptions, options, conversion or exchange rights, notes, debentures, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Seller to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of the Seller or obligating the Seller to grant, extend or enter into any such agreement. Except as set forth in Section 2.1(c) of the Disclosure Schedule, there are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Seller.

     2.2.  Authority.  The Seller has all requisite power and authority to
           ---------
execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller and the performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     2.3.  Noncontravention.  Except as set forth in Section 2.3 of the
           ----------------
Disclosure Schedule, neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will, directly or indirectly (with or without notice or lapse of time),
(a) violate any provision of the Certificate of Incorporation or Bylaws, each as amended to date, of the Seller or any resolution adopted by the board of directors or the stockholders of the Seller, (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity or give any governmental entity the right to challenge any of the transactions contemplated by this Agreement, (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the assets of the Seller is subject, (d) result in the imposition of any Security Interest upon any of the Acquired Assets, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of the properties or assets of the Seller. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien, whether arising by contract or by operation of law. Except as set forth in Section 2.3 of the Disclosure Schedule, the Seller has obtained all of the waivers, consents, approvals or other authorizations referred to in this Section or in Section 2.3 of Disclosure Schedule.

     2.4.  Financial Statements.  The Disclosure Schedule contains (i) the
           --------------------
audited financial statements of the Seller as of each of December 31, 1996 and 1997 and for the years then ended, with all footnotes thereto and the report of Deloitte and Touche LLP thereon (collectively, the "Audited Financial Statements"), (ii) the unaudited statement of financial condition of the Seller as of September 30, 1998 and the related statements of operations and cash flows for the nine-month period then ended, and (iii) the unaudited statement of financial condition (the "Balance Sheet") of the Seller as of November 30, 1998 (the "Balance Sheet Date") and the related statements of operations and cash flows for the eleven-month period then ended (the financial statements described in clauses (ii) and (iii) are referred to collectively herein as the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are referred to herein collectively as the "Financial Statements." The Audited Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The Unaudited Financial Statements have been prepared in conformity with GAAP, except as noted below, and with the Seller's normal and historical practices. The Financial Statements present fairly, in all material respects, the financial condition, assets and liabilities of the Seller as of the dates indicated therein and the results of operations and cash flows of the Seller for the periods covered thereby, consistent with the books and records of the Seller, except that the Unaudited Financial Statements do not contain footnotes required by GAAP and are subject to normal and recurring year-end adjustments that were not, or are not expected to be, material in amount.

     2.5.  Absence of Material Changes.  Since December 31, 1997, except as may
           ---------------------------
be disclosed in the Unaudited Financial Statements, there have not been any events or developments that, individually or in the aggregate, had a material adverse effect on the assets, business, financial condition or results of operations of the Seller (a "Material Adverse Effect"), nor have there occurred any events or developments that, individually or in the aggregate, could reasonably be foreseen to result in a Material Adverse Effect in the future. Since the Balance Sheet Date, except as set forth in Section 2.5 of the Disclosure Schedule, the Seller has not:

           (a)  made any changes in its capital structure;

           (b) declared or paid any dividends or made any distributions with respect to its capital stock;

           (c) acquired, sold, leased, encumbered or disposed of any assets, other than purchases and sales of assets in the ordinary course of business;

           (d) created, incurred or assumed any debt (including obligations in respect of capital leases), or made any payment of principal or interest on any obligation for borrowed money other than the Silicon Valley Bank Notes;

           (e) entered into, adopted or amended any Employee Benefit Plan or increased in any manner the compensation or fringe benefits of, or materially modified the terms of employment or service of, any of its officers, employees, or consultants, or paid any benefit not required by the terms of any Employee Benefit Plan in effect on such date;

           (f) changed in any material respect its accounting methods, principles or practices or made any new elections or any changes in current elections with respect to Taxes;

           (g) discharged or satisfied any Security Interest or incurred any obligation or liability other than in the ordinary course of business;

           (h) mortgaged or pledged any of its property or assets or subjected any such assets to any Security Interest;

           (i) sold, assigned, transferred, licensed or sublicensed any of the Software or the Intellectual Property, other than pursuant to an agreement listed on Section 2.9 of the Disclosure Schedule;

           (j) modified or amended in any material respect, or canceled, any material existing contract, agreement or understanding for the sale or license of Software, goods or services, or obligations receivable;

           (k) entered into any material contract or commitment except for the normal purchase of materials, supplies and services usable in the ordinary course of business;

           (l) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waiver of any rights under, any material contract or agreement;

           (m) entered into any written arrangement or agreement that creates a liability on the Seller's part in excess of $10,000;

           (n) made or committed to make any capital expenditure in excess of $10,000 per item, or total capital expenditures in excess of $50,000 in the aggregate;

           (o) failed to take any action necessary to preserve the validity of any Intellectual Property or Permit;

           (p) paid any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with the transactions contemplated hereby except as contemplated by the Letter of Intent dated November 5, 1998 by and among the parties; or

           (q) agreed in writing or otherwise to take any of the foregoing actions.

     2.6.  Absence of Undisclosed Liabilities.  The Seller does not have any
           ----------------------------------
liability (whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, and whether due or to become due, or otherwise), except for (a) liabilities shown on the Balance Sheet, (b) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) and with this Agreement, and (c) contractual liabilities incurred in the ordinary course of business that are not required by GAAP to be reflected on the Balance Sheet.

     2.7.  Tax Matters.
           -----------

           (a) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by any governmental entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Seller has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The Seller has paid all Taxes that are shown to be due on any such Tax Returns. The unpaid Taxes for tax periods through the Balance Sheet Date do not exceed the accruals and reserves for Taxes set forth on the Balance Sheet. All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.

          (c) No deficiencies have been asserted or assessed as a result of any audit of the Seller by any governmental entity and, to the knowledge of the Seller, no such deficiency or audit has been proposed or threatened. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets or property of the Seller. None of the Seller's assets or properties (i) is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue of 1986, as amended ("the Code"), (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code, or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Seller is not a person other than a United States person within the meaning of the Code. The transactions contemplated herein are not subject to tax withholding under Section 3406 of the Code, under subchapter A of chapter 3 of the Code, or under any other provision of law.

     2.8.  Ownership and Condition of Assets. The Acquired Assets include all
           ---------------------------------
assets of the Seller shown or reflected in the Balance Sheet except for those assets disposed of since the Balance Sheet Date in the ordinary course of business consistent with this Agreement. Except as set forth in Section 2.8 of the Disclosure Schedule, the Seller is the true and lawful owner of and has good and marketable title to all of the Acquired Assets, free and clear of all Security Interests. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4, the Buyer will become the true and lawful owner of, and will receive good and marketable title to, the Acquired Assets, free and clear of all Security Interests.

     2.9.  Intellectual Property.
           ---------------------

           (a) The Seller owns or has the right to use all the Intellectual Property. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4, each such item of Intellectual Property owned by the Seller will be owned by the Buyer immediately following the Closing, and the terms and conditions of use of each such item of Intellectual Property available for use by the Seller will not be modified by reason of this Agreement or the transactions contemplated hereby. The Seller has taken reasonable measures to protect the proprietary nature of the Intellectual Property that it owns or uses in the Business, except that Seller has not sought to patent or register all of the Intellectual Property. No other person or entity has any rights to any of the Software or any of the Intellectual Property described in clauses (A) through (C) of Section 1.1(a)(iii) or any trade secrets of the Seller (except pursuant to agreements or licenses listed in Sections 2.9(d) or (e) of the Disclosure Schedule), and to Seller's knowledge no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns and uses in the Business.

          (b) Other than the Original Software (as defined in the Software Transfer Agreement dated April 8, 1996 by and among The Applied Computing Systems Institute of Massachusetts, Inc. ("ACSIOM"), the Seller and the other parties named therein (the "Software Transfer Agreement")), which is the basis of the Software, and other than Software licensed by third parties to the Seller
(i) the Software has been developed entirely by employees of the Seller or by consultants to the Seller under written agreements validly assigning and transferring ownership of such Software to the Seller, copies of which have been provided to the Buyer, and (ii) no portion of the Software was developed with funds provided under any agreement or other arrangement with any third party. Each of ACSIOM, the University of Massachusetts, the Center for Intelligent Information Retrieval and the individual developers has transferred all of such person's or entity's right, title and interest in the Original Software to the Seller. Except as set forth in Section 2.9(b) of the Disclosure Schedule, no ownership interests or exclusive licenses to the Software have been granted to any third party.

          (c) The business, operations and activities of the Business, including without limitation, use, marketing and distribution of the Software, have not infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any patent rights or any other Intellectual Property rights of any other person or entity. Except as set forth in Section 2.9(c) of the Disclosure Schedule, the Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (d) Section 2.9(d) of the Disclosure Schedule identifies (A) each patent or copyright, trademark or other registration that has been issued to or is owned by the Seller with respect to any Intellectual Property, (B) each pending patent application or application for registration that the Seller has made or that the Seller owns with respect to any Intellectual Property, and (C) each license or other agreement pursuant to which the Seller has granted any rights to any third party with respect to any such Intellectual Property. The Seller has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each such item of Intellectual
Property:

               (i) the Seller possesses all right, title and interest in and to such item, subject to the Silicon Valley Security Interests;

               (ii) such item is not subject to any outstanding Security Interests, judgment, order, decree, stipulation or injunction, other than the Silicon Valley Security Interests;

               (iii) the Seller has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item, except in those agreements listed in Section 2.9(d)(C) of the Disclosure Schedule; and

               (iv) the Seller is not, and, to the Seller's knowledge, no other party is, in material breach or default (including without limitation breaches of warranty) of any applicable license or other agreement covering such item, and no event has occurred that with notice or lapse of time or both would constitute a breach or default by Seller, or to Seller's knowledge, by any other party, or permit termination, modification or acceleration thereunder.

               (e) Section 2.9(e) of the Disclosure Schedule identifies each item of Intellectual Property owned by a party other than the Seller (other than commercially available software generally available to the public, which is not listed in Section 2.9(e) of the Disclosure Schedule but with respect to which the representations set forth below in this Section 2.9(e) are true) that is used at any time in the operation of the Business, and all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Seller uses such Intellectual Property. The Seller has made available complete and correct copies of all such licenses, sublicenses, and other agreements to the Buyer. With respect to each such item of Intellectual Property:

                    (i) the license, sublicense or other agreement covering such item is valid, binding, enforceable and in full force and effect;

                    (ii) the license, sublicense or other agreement covering such items is assignable by the Seller to the Buyer without the consent or approval of any party, or such consent has been obtained and such license, sublicense or other agreement will continue to be valid, binding, enforceable and in full force and effect without acceleration or other change in terms resulting from the transactions contemplated hereby immediately following the Closing;

                    (iii) the Seller is not, and, to the Seller's knowledge, no other party is, in breach or default of the license, sublicense or other agreement covering such item, and no event has occurred that with notice or lapse of time or both would constitute a breach or default by Seller, or to Seller's knowledge, by any other party, or permit termination, modification or acceleration thereunder;

                    (iv) such item of Intellectual Property is not, to the Seller's knowledge, subject to any outstanding judgment, order, decree, stipulation or injunction; and

                    (v) the Seller has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item, except as stated in Section 2.9(e) of the Disclosure Schedule.

    2.10. Contracts.
          ---------

          (a) Section 2.10 of the Disclosure Schedule lists the following arrangements (including without limitation written and oral agreements) of the
Seller:

               (i) any arrangement (or group of related written arrangements) for the lease of personal property from or to third parties;

               (ii) any arrangement (or group of related written arrangements) for the purchase, sale, license, supply or manufacture of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (A) which calls for performance over a period of more than six months, (B) which involves more than the sum of $25,000 or (C) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services, agreed to make a minimum payment or has agreed to purchase goods or services exclusively from a certain party; including without limitation any agreement under which Seller sublicenses software used in conjunction with the Software or any agreement under which Seller has licensed a third party to distribute or otherwise sublicense the Software.

               (iii) any arrangement (or group of related written arrangements) under which the Seller has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has granted (or may grant) a Security Interest on any of the Acquired Assets, tangible or intangible;

               (iv)   any insurance policy or binder; and

               (v) any other arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the ordinary course of business.

          (b) The Seller has made available to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.10 of the Disclosure Schedule. With respect to each arrangement so listed: (i) the arrangement is valid, binding and enforceable and in full force and effect; (ii) except as set forth in Section 2.10(b) of the Disclosure Schedule, with respect to arrangements to which the Seller is a party, the arrangement is assignable by the Seller to the Buyer (or the Seller may enter into a subcontracting arrangement with the Buyer with regard to such written arrangement) without the consent or approval of any party and will continue to be valid, binding and enforceable and in full force and effect immediately following the Closing substantially in accordance with the terms thereof as in effect prior to the Closing; and (iii) with respect to the arrangements to which the Seller is a party, the Seller is not, and to the Seller's knowledge no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Seller, or to Seller's knowledge, by the other party, or permit termination, modification, or acceleration, under the arrangement, nor to Seller's knowledge is there any dispute between the parties thereto.

          (c) The Seller does not have any written or oral agreements or arrangements forming a partnership or joint venture or involving, including without limitation any loan to or from, or guaranty of indebtedness of, any officer, director, consultant, or stockholder of the Seller (other than Employee Benefit Plans).

   2.11.  Accounts Receivable.  All Accounts Receivable reflected on the Balance
          -------------------
Sheet and all Accounts Receivable that have arisen since the Balance Sheet Date
(i) have arisen only from bona fide transactions in the ordinary course of business, (ii) are valid obligations, (iii) are not, to the Seller's knowledge, subject to any setoffs or counterclaims, and (iv) are owned by the Seller and will be transferred free and clear of all Security Interests other than the Silicon Valley Security Interests. The reserve for bad debts, if any, shown on the Balance Sheet has been accrued in accordance with past experience and practice. A complete list of all Accounts Receivable reflected on the Balance Sheet, showing the aging thereof, is included in Section 2.11 of the Disclosure Schedule.

     2.12.  Year 2000 Readiness.  Except as set forth in Section 2.12 of the
            -------------------
Disclosure Schedule, all of the products of the Seller sold or licensed to any person (the "Products") are designed to be used prior to, during and after the year 2000 and are "Year 2000 Ready." The performance, operation or use of any of the Products will not be interrupted or fail after the Closing by reason of any such item in whole or in part not being Year 2000 Ready and no modification, change, addition, revision, update, substitution, replacement, or repair to the Products is required to make any of the Software Year 2000 Ready. All previously sold or licensed Products are Year 2000 Ready, or the Seller has no liability or obligation, under warranty or otherwise, with respect to the failure of any such Product to be Year 2000 Ready. For the purposes of this Agreement, "Year 2000 Ready" means that the Product is capable of recognizing, receiving, reflecting, accommodating and providing, correctly and accurately, all time/date values and time/date data interface values (including any leap year, same century, and multi-century values) and performing accurate and correct recognition, calculation, comparison, exchange, sequencing and processing of the same, when used properly and in conformity with the product information furnished by the Seller, provided that all other technology used in combination with the Product properly exchanges date data with the Product.

     2.13.  Real Property And Leases. The Seller does not own any real property.
            ------------------------
Section 2.13 of the Disclosure Schedule lists all real property leased or subleased to the Seller and the applicable lease or sublease. The Seller has made available to the Buyer correct and complete copies of such leases and subleases (as amended to date). With respect to each such lease and sublease: the lease or sublease is valid, binding, enforceable and in full force and effect; the lease or sublease will continue to be valid, binding, enforceable and in full force and effect immediately following the Closing substantially in accordance with the terms thereof as in effect prior to the Closing; neither the Seller nor, to the Seller's knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default by Seller or, to Seller's knowledge, by any other party, or permit termination, modification or acceleration thereunder; and the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold .

     2.14.  Litigation.  Section 2.14 of the Disclosure Schedule identifies and
            ----------
contains a brief description of (a) each unsatisfied judgment, order, decree, stipulation or injunction relating to the Seller, the Acquired Assets or the Business and (b) each claim, complaint, action, suit, proceeding, hearing or investigation of, in or brought before (by a private party or otherwise) any Governmental Entity or before any arbitrator relating to or affecting the Seller, the Acquired Assets or the Business that is currently pending or, to the knowledge of the Seller, threatened. To the knowledge of the Seller, none of such complaints, actions, suits, proceedings, hearings or investigations will have a Material Adverse Effect.

     2.15.  Product Warranty.  No product manufactured, licensed, sold, leased
            ----------------
or delivered by the Seller is subject to any guaranty, warranty, right of return, credit or other indemnity beyond the Seller's applicable standard terms and conditions of sale or lease, which are set forth in Section 2.15 of the Disclosure Schedule. Section 2.15 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions in connection with the Business during 1997 and 1998.

     2.16.  Employees; Consultants. Section 2.16 of the Disclosure Schedule
            ----------------------
contains a list of all employees and consultants of the Seller, together with the position, the annual rate of compensation, and all accrued and unpaid compensation, vacation, or other amounts owed under any Employee Benefit Plan to each such person. Each such employee and consultant has entered into a confidentiality and/or assignment of inventions agreement with the Seller, a copy of which has previously been delivered to the Buyer and is assignable by the Seller to the Buyer without the consent of any other party. Except as set forth in Schedule 2.16 of the Disclosure Schedule, no employee, group of employees, or consultant has given written or oral notice to the Seller of any plans to terminate employment or consulting services with the Seller (other than for the purpose of accepting employment or consulting services with the Buyer following the Closing) or not to accept employment or consulting services with the Buyer. The Seller is not a party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes, in connection with the Business. The senior management of the Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller employed in connection with the Business. Except as set forth in Section
2.16 of the Disclosure Schedule, no employment or consulting agreement or arrangement with the Seller exists that is not terminable at will by its terms without penalty. Except as set forth in Section 2.16 of the Disclosure Schedule, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the termination of any Assigned Contract that is an employment or consulting agreement will, by its terms, trigger or otherwise result in any obligation of the Buyer to pay severance or related costs.

     2.17.  Employee Benefits.
            -----------------

            (a) Section 2.17(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained or contributed to by the Seller, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement or post-termination compensation, in each case relating to any employee or consultant of the Seller. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller. Complete and accurate copies of all Employee Benefit Plans that have been reduced to writing have been provided to the Buyer, and the Seller has made available to the Buyer with written summaries of any such plans that have not been reduced to writing. All Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

           (b) Section 2.17(b) of the Disclosure Schedule lists each Employee Benefit Plan any of the benefits of which will be increased, or the vesting of the benefits under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    2.18.  Environmental Matters. The Seller has complied in all material
           ---------------------
respects with all applicable laws and regulations relating to the environment or occupational health and safety. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any such law. There have been no releases by the Seller, or to the Seller's knowledge, by others, of any chemicals, pollutants, contaminants, or hazardous substances into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Seller.

    2.19.  Legal Compliance.  The Seller is conducting and has conducted the
           ----------------
business and operations of the Business in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations and orders, and has not received any notice or communication from any Governmental Entity alleging non-compliance with any applicable federal, state, local or foreign laws, regulations or orders with respect to the Business.

    2.20.  Permits. No Permits are required for the Seller to conduct the
           -------
Business as presently conducted and there are no Permits issued to or held by the Seller relating to the Acquired Assets or the Business.

    2.21.  Brokers' Fees. The Seller has no liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

    2.22.  Books and Records. The books, records, accounts, ledgers and files of
           -----------------
the Seller relating to the Business are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices.

    2.23.  Customers, Suppliers, and Resellers. No supplier to the Seller of
           -----------------------------------
materials, products, components or services has given oral or written notice to the Seller that it will stop, or materially change the terms of, supplying such materials, products, components or services, and no customer of the Seller has given oral or written notice to the Seller that it will stop, or decrease the rate of, buying or licensing products of, or services offered by the Seller. Except as set forth in Section 2.23 of the Disclosure Schedule, no reseller or distributor has been granted exclusive rights to sublicense or distribute Software in any markets or territory. No reseller or distributor has been granted any right to sublicense or distribute Software for a fixed total fee or royalty. Section 2.23 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Seller during the last full fiscal year and the eleven-month period ending on the Balance Sheet Date and the amount of revenues accounted for by such customer during each such period, (b) each supplier that is the sole or principal supplier of any significant Intellectual Property, material, product, component or service used by the Seller in the Business, and (c) each reseller or distributor authorized to sell, sublicense or distribute the Software.

    2.24.  Bank Accounts; Brokerage Accounts; Powers of Attorney. Section 2.24
           -----------------------------------------------------
of the Disclosure Schedule identifies all bank accounts or brokerage accounts used in connection with the operations of the Seller, whether or not such accounts are held in the name of the Seller, lists the respective signatories therefor. No persons hold a power of attorney from the Seller.

    2.25.  Government Contracts. The Seller has not been suspended or debarred
           --------------------
from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Seller's knowledge, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Business. The Seller is not now being audited or investigated with respect to the Business by any U.S. Governmental Entity or any foreign Governmental Entity, nor, to the Seller's knowledge, has any such audit or investigation been threatened. To the Seller's knowledge, there is no valid basis for (a) the suspension or debarment of the Business from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any Governmental Entity. The Seller has no agreements, contracts or commitments with respect to the Business which require it to obtain or maintain a security clearance with any Governmental Entity.

    2.26.  Insurance. Section 2.26 of the Disclosure Schedule sets forth a list
           ---------
of all policies or binders of fire, liability, product liability, workers compensation, vehicular, and other insurance held by or on behalf of the Seller. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Seller, and are in conformity with all leases to which the seller is a party. The Seller is not in default with respect to any of such policies or binders, nor has the Seller failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims in excess of $25,000 in the aggregate under any such policy or binder. The Seller has not received any written or oral notice of cancellation or modification of any such policy or binder.

    2.27.  Registration; Disposition of Shares.
           -----------------------------------

           (a) The Seller understands that the issuance of the Dataware Shares and the Dataware Warrants to it and any issuance of shares of Dataware Common Stock upon exercise of the Dataware Warrants ("Warrant Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings based in part on the representations of the Seller hereunder and that: (i) there are substantial restrictions on the transferability of such shares and warrants; (ii) such shares and warrants cannot be resold unless the sale is registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; (iii) the certificates representing such shares and warrants will bear a legend to that effect; (iv) except as provided in
Section 7.1, the Seller has no rights to require that the sale of such shares and warrants be registered under the Securities Act; and (v) unless and until the sale of the such shares and warrants is so registered or an exemption therefrom is available to the seller thereof, there will be no public market for them.

           (b) The Seller represents and warrants that the Dataware Shares, Dataware Warrants, and Warrant Shares are being and will be acquired for its own account and not for resale or other disposition except pursuant to (i) an exemption from the registration requirements under the Securities Act, (ii) Rule 145 under the Securities Act, (iii) as contemplated by Article 7 hereof, an effective registration statement filed with respect to such shares with the U.S. Securities and Exchange Commission ("SEC") under the Securities Act or a successor legislation, or (iv) a disposition that does not violate the Securities Act or a successor legislation.

    2.28.  Disclosure.  No representation or warranty by the Seller contained in
           ----------
this Agreement, and no statement contained in the Disclosure Schedule or any other schedule, document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, to make the statements herein or therein not misleading.

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

   Each of the Stockholders represents and warrants to the Buyer as follows:

    3.1.   Investment; Registration; Disposition of Shares.
           -----------------------------------------------

           (a) Such Stockholder is an "accredited investor" as that term is defined in Rule 501 under the Securities Act, or has, alone or with another person that is acting as his purchaser representative, such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in shares of the Dataware Common Stock and /or the Dataware Warrants.

           (b) Such Stockholder alone or with another person that is acting as his purchaser representative understands that the issuance of the Dataware Shares, Dataware Warrants, and Warrant Shares to the Seller (or, in the case of Warrant Shares issued upon exercise of Dataware Warrants transferred to such Stockholder or any investment account controlled by such Stockholder, such issuance) are not being registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings based in part on the representations of the Seller and the Stockholders hereunder and that: (i) there are substantial restrictions on the transferability of such shares and warrants; (ii) such shares and warrants cannot be resold unless the sale is registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; (iii) the certificates representing such shares and warrants will bear a legend to that effect; (iv) except as provided in
Section 7.1, neither the Seller nor any other holder of any of such shares or warrants has the right to require that the sale of such shares or warrants be registered under the Securities Act; and (v) unless and until the sale of such shares and warrants is so registered or an exemption therefrom is available to the seller thereof, there will be no public market for them.

           (c) In the event such Stockholder or any investment account controlled by such Stockholder acquires any of the Dataware Shares, Dataware Warrants, or Warrant Shares from the Seller, via liquidation or otherwise, such securities will be acquired for its own account (or that of such investment account) and not for resale or other disposition except pursuant to (i) an exemption from the registration requirements under the Securities Act, (ii) Rule 145 under the Securities Act, or (iii) an effective registration statement filed by the Buyer with the SEC under the Securities Act.

     3.2.  Stockholder's Investigation.  Such Stockholder or its purchaser
           ---------------------------
representative has been furnished with, and has carefully read, this Agreement and all materials relating to the business, finances, operations, and prospects of the Buyer that have been reasonably requested by it, including but not limited to the reports filed by the Buyer with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such Stockholder or its purchaser representative understands that the Dataware Shares, Dataware Warrants, and Warrant Shares are being or will be sold without any particular offering or disclosure document, but acknowledges that the Stockholder or its purchaser representative has been given ample opportunity to ask questions and request information of and receive answers from Buyer officials concerning the business, finances, operations, and prospects of the Buyer and the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of the information provided.

     3.3.  Authority.  This Agreement has been duly authorized, executed and
           ---------
delivered by such Stockholder (or on his behalf pursuant to a valid, effective power of attorney) and is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller as follows:

     4.1.  Organization. The Buyer is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Delaware.

     4.2.  Capitalization. The Buyer is authorized to issue (i) 14,000,000
           --------------
shares of Dataware Common Stock, of which 9,190,638 shares were issued and outstanding as of October 31, 1998, and (ii) 8,000,000 shares of Preferred Stock, par value $0.01 per share, issuable in series, none of which are issued and outstanding. All of the issued and outstanding shares of the Dataware Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Buyer.

     4.3.  Authorization of Transaction.  The Buyer has all requisite power and
           ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer, the performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Dataware Shares, the Dataware Warrants, and the Warrant Shares, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The Dataware Shares and the Warrant Shares, when so issued and delivered in accordance with this Agreement or with the terms of the Dataware Warrants, as the case may be, will be duly and validly issued, duly paid and nonassessable.

     4.4.  Noncontravention. Neither the execution and delivery of this
           ----------------
Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), (a) violate any provision of the Restated Certificate of Incorporation or Bylaws, each as amended to date, of the Buyer or any resolution adopted by the board of directors or stockholders of the Buyer, (b) except for filing a registration statement under the Securities Act pursuant to Article 7, require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any governmental entity or give any governmental entity the right to challenge any of the transactions contemplated by this Agreement, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     4.5.  SEC Reports. The Buyer has timely filed all forms, reports, and
           -----------
documents required to be filed with the SEC since December 31, 1997 (the "Dataware SEC Reports"). As of their respective dates (as amended, if applicable), the Dataware SEC Reports were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as amended, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited consolidated financial statements of Buyer contained in Buyer's Annual Report on Form 10-K for the year ended December 31, 1997 and the unaudited consolidated interim financial statements of Buyer for the fiscal quarter ended September 30, 1998 contained in Buyer's Quarterly Report on Form 10-Q for the quarter then ended, including the notes relating thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act). Said financial statements and related notes fairly present in all material respects (subject, in the case of interim financial statements, to year-end audit and adjustments) the consolidated financial position and the results of operations and cash flow of Buyer as of the respective dates thereof and for the periods indicated. Since September 30, 1998, there has not been any change in the business condition of Buyer, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

     4.6.  Dataware Shares and Dataware Warrants.
           -------------------------------------

           (a) Assuming the accuracy of the representations and warranties of the Seller contained in Article 2 hereof and of the Stockholders contained in
Article 3 hereof, the issuance of the Dataware Shares and the Warrant Shares is and will be in compliance with the Securities Act of 1933, as amended (the "Securities Act"), as presently in effect.

           (b) The Dataware Shares and Warrant Shares will be issued without restrictions on transfer other than the applicable restrictions described in
Section 2.27 hereof.

           (c) The Buyer will reserve sufficient shares of Dataware Common Stock for issuance upon exercise of the Dataware Warrants.

     4.7.  No Material Adverse Change. Since December 31, 1997, except as
           --------------------------
described in the Dataware SEC Reports, there has not been any material adverse change in the assets, properties, business, results of operations or financial condition of the Buyer and its subsidiaries taken as a whole.

     4.8.  Actions and Proceedings. There are no actions, suits or claims or
           -----------------------
legal, administrative or arbitration proceedings pending or, to the best knowledge of the Buyer, threatened against the Buyer that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby.

     4.9.  Brokers' Fees. The Buyer has no liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.10. Disclosure. No representation or warranty by the Buyer contained in
           ----------
this Agreement or any other instrument delivered by the Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE 5

                            POST-CLOSING COVENANTS

     5.1.  Proprietary Information. From and after the Closing, the Seller,
           -----------------------
Zesiger Capital and the Stockholders shall hold in confidence all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Business, the Acquired Assets, the Assumed Liabilities, or the Buyer (including without limitation the financial information, Intellectual Property, technical information or data relating to the materials, products or components sold, or the services offered) and shall not disclose the same without the written consent of the Buyer, except to the extent that (i) such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by the Seller, Zesiger Capital or any Stockholder or (ii) such disclosure is required by an order of a court of competent jurisdiction, in which case the Seller, Zesiger Capital or the applicable Stockholder agrees to notify the Buyer immediately of such order and to use its best efforts to cooperate with the Buyer, at the Buyer's expense, to lawfully avoid or limit such disclosure and protect the information in question. Neither the Seller, Zesiger Capital nor any Stockholder shall make use of any of such confidential information except to the extent required in connection with the satisfaction of the Retained Liabilities or the liquidation of the Seller.

     5.2.  Solicitation and Hiring.  For a period of two years after the Closing
           -----------------------
Date, the Seller, Zesiger Capital and each Stockholder shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any Restricted Employee (as defined below) to terminate his or her employment with the

Buyer or (b) hire or attempt to hire any Restricted Employee. For purposes of this Agreement, a "Restricted Employee" shall mean any person who was employed by the Seller on either the date hereof and received an employment offer from the Buyer not later than five business days following the date hereof.

     5.3.  Non-Competition: Referral of Inquiries.
           --------------------------------------

           (a) In order to assure for the Buyer the benefits of this Agreement, for a period of five years after the Closing Date, the Seller shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee, consultant or otherwise, (i) develop, manufacture, market, sell, perform or offer any material, product, component or service which is competitive with any material, product, component or service developed (or under development), manufactured, marketed, sold or offered by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the Business as conducted on the date of this Agreement or as of the Closing Date, in the United States or any other country in which the Business was conducted during the five years prior to the Closing Date.

           (b) The Seller agrees that the duration and geographic scope of the noncompetition provision set forth in this Section 5.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

           (c) The Seller shall refer all inquiries regarding the Acquired Assets or Assumed Liabilities to the Buyer.

     5.4.  Sharing of Data.  The Seller shall have the right for a period of six
           ---------------
years following the Closing Date to have reasonable access to, and retain such copies as are appropriate of, such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business, liquidating, and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of six years following the Closing Date to have reasonable access to, and may retain at its own expense such copies as are appropriate of, those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer to make use of any of the Acquired Assets or to satisfy any of the Assumed Liabilities or in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other party with the opportunity to obtain or copy such books, records or accounts. In addition, promptly upon request by the Buyer made at any time following the Closing Date,
(i) the Seller shall authorize the release to the Buyer of all files pertaining to the Acquired Assets or the Assumed Liabilities held by any Governmental Entity, and the Seller's authorization shall specifically waive (to the extent available) all previous claims of privilege or other restrictions, and in any case where a release by a current or former employee is necessary, the Seller shall use its best efforts to obtain such a release, and (ii) the Seller shall authorize the release to the Buyer of all records related to the Seller held by Z&L Associates, Inc.

     5.5.  Cooperation in Litigation; Release of Liens. From and after the
           -------------------------------------------
Closing Date, (a) each party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the Business, the use of the Acquired Assets or the performance of the Assumed Liabilities prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement) and (b) the Seller shall fully cooperate with the Buyer in obtaining the release of any Tax or other lien with respect to any of the Acquired Assets. Except as otherwise provided in Article 6, the party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

    5.6.  Collection of Accounts Receivable; Contracts in Progress.
          --------------------------------------------------------

          (a) The Buyer shall be the responsible party for collecting all Accounts Receivable. The Seller shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the Accounts Receivable or Contracts in Progress and shall provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such Accounts Receivable, provided the Buyer pays the reasonable out-of-pocket expenses of the Seller and its officers, directors and employees incurred in providing such assistance.

          (b) In the event any consent or waiver necessary for the assignment to Buyer of any of the Assigned Contracts has not been obtained, the parties shall use their best efforts to obtain all such required consents or waivers promptly after the Closing. Until such consent, waiver or an appropriate novation is obtained, the Buyer and the Seller shall cooperate with each other in any arrangement designed to provide for the Buyer the benefits of, and permit the Buyer to assume all liabilities and obligations under, any such contract; provided, however, that such arrangements shall be for the benefit and protection of the Buyer in respect of liabilities or obligations thereunder arising after the Closing Date.

     5.7. Employees. The Seller hereby consents to the hiring of any or all of
          ---------
its employees and consultants by the Buyer and hereby waives, with respect to the employment by the Buyer of such persons, any claims or rights the Seller may have against the Buyer or any such employee or consultant under any noncompetition, confidentiality or employment agreement.

     5.8. Seller's Taxes. The Seller shall file timely returns with respect to
          --------------
all Taxes applicable to it, or to the conduct of the Business for all periods ending on or before the Closing Date.

     5.9.  Public Announcements and Confidentiality.  For a period of three
           ----------------------------------------
years after the Closing Date, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of the Buyer and the Seller, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law. The Seller, Zesiger Capital and the Stockholders shall also keep confidential and shall not use in any manner any information or documents obtained from the Buyer or its representatives concerning the Buyer's assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by the Seller, Zesiger Capital or the Stockholders independently, received from a third party not under an obligation to keep such information confidential or as otherwise required by law.

                                   ARTICLE 6

                                INDEMNIFICATION

     6.1.  Survival.  Except as otherwise expressly provided herein, all
           --------
representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule and any other certificate or documents delivered pursuant to this Agreement will survive the Closing for a period of one year, and the right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representations, warranty, covenants or obligations.

     6.2.  Indemnification by the Seller. The Seller shall indemnify the Buyer
           -----------------------------
in respect of, and hold the Buyer harmless against any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "Damages") incurred or suffered by the Buyer resulting from, relating to or constituting:

           (a) any in accuracy in or breach of any representation or warranty by the Seller or any Stockholder contained in this Agreement, or

           (b) any failure of the Seller or any Stockholder to perform any covenant or agreement contained in this Agreement.

     6.3.  Indemnification by the Buyer. The Buyer shall indemnify the Seller in
           ----------------------------
respect of, and hold it harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to or constituting:

           (a) any inaccuracy in or breach of any representation or warranty by the Buyer contained in this Agreement, or

           (b) any failure of the Buyer to perform any covenant or agreement contained in this Agreement.

     6.4.  Limitations.  Notwithstanding the foregoing,
           -----------

           (a) an Indemnifying Party will have no liability for indemnification pursuant to Section 6.2(a) or 6.3(a) until the total of all Damages with respect to matters covered by the respective section exceeds $50,000, whereupon the respective Indemnifying Party will be liable for the entire amount of such Damages; provided that the preceding sentence of this Section 6.4 will not apply to any breach of any of the Indemnifying Party's representations and warranties of which the Indemnifying Party had knowledge at any time prior to the date on which such representation and warranty is made;

           (b) the aggregate liability of the Seller to the Buyer for indemnification pursuant to this Agreement shall not exceed the value of the Held Back Shares plus any dividends paid thereon after the Closing Date; and

           (c) the aggregate liability of the Buyer to the Seller for indemnification pursuant to this Agreement shall not exceed the value of the Held Back Shares.

      6.5.  Security for Indemnification Obligation.  As security for the
            ---------------------------------------
indemnification obligations contained in this Article 6, at the Closing, the Buyer shall set aside and hold, and the Seller hereby grants a security interest in, the Held Back Shares. The Buyer may set off against the Held Back Shares any loss, damage, cost or expense for which the Seller may be responsible pursuant to this Agreement (including without limitation, any Damages) indemnified pursuant to this Article 6, subject, however, to the following terms and conditions:

           (a) The Buyer shall give written notice to the Seller (or following the Seller's liquidation, Blue Rock and the Stockholder Representative) of any claim for Damages or any other damages hereunder against which it plans to apply Held Back Shares, which notice shall set forth (i) the amount of Damages or other loss, damage, cost or expense which the Buyer claims to have sustained by reason thereof, and (ii) the basis of such claim in reasonable detail.

           (b) To contest any such claim, the Seller, or Blue Rock and the Stockholder Representative, as the case may be, shall deliver written notice to the Buyer within ten (10) business days after the Buyer gives its notice of claim. In the event of such contest, the parties shall attempt to resolve the claim between themselves. Any dispute with respect to any proposed setoff of Held Back Shares that cannot be resolved between the parties shall be submitted to binding arbitration in the City of Boston in accordance with the rules and procedures of the American Arbitration Association, before a single arbitrator who will be reasonably familiar with the computer software industry. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction.

           (c) A claim, or any part thereof, shall become a "Final Claim" upon any one of the following events:

               (i) the Seller, or Blue Rock and the Stockholder Representative, as the case may be, fails to timely contest the claim or such part pursuant to Section 6.5(b) above, in which case the Final Claim shall equal the amount of the claim or such part;

               (ii) the claim or any art thereof is settled by written agreement signed by the Seller, or Blue Rock and the Stockholder Representative, as the case may be, and the Buyer, in which case the Final Claim shall equal the amount set forth in such agreement; or

               (iii) there shall be a final decision of the arbitrator(s), in which case the Final Claim shall equal the amount awarded by such tribunal.

          (d) If and when a claim, or any part thereof, becomes a Final Claim, for the purposes of any set-off against the Held Back Shares pursuant to this
Article 6, the value of a Held Back Share shall be the closing sale price of a share of the Dataware Common Stock as reported on the Nasdaq National Market on the last trading day before the date on which the claim became a Final Claim.

     6.6. Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification hereunder with respect to a liability or obligation owed or asserted to be owed to a third party, the party seeking indemnification (the "Indemnified Party") shall promptly notify (in accordance with Section 8.6) the party from whom indemnification is sought (the "Indemnifying Party") (in the case of the Seller after its liquidation, Buyer shall notify Blue Rock and the Stockholder Representative), of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld), unless the Indemnifying Party shall not have taken control of the defense of such claim as provided in Section
6.7 of this Agreement, after notification thereof pursuant to this Section 6.6, in which case the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent.

     6.7.  Defense by the Indemnifying Party.  In connection with any claim for
           ---------------------------------
indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within twenty (20) days after the date of the notice of the claim from the Indemnified Party pursuant to
Section 6.6, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, if (i) the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligations to indemnify the Indemnified Party with respect to all elements of such claim, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Party or the future conduct of the business of the Indemnified Party. If the

Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense. In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which does not include a complete release of the Indemnified Party from all liability with respect thereto or which imposes any liability on the Indemnified Party without the written consent of the Indemnified Party. If the Indemnifying Party does not (or is not permitted under the terms hereof to) assume the defense of any such claim or legal proceeding, (A) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, including but not limited to settling such claim or legal proceeding on such terms as the Indemnified Party reasonably and in good faith may deem appropriate, and (B) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

     6.8.  Voting of and Dividends on the Held Back Shares. Except with respect
           -----------------------------------------------
to shares transferred pursuant to the right of set-off in Section 6.5 (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Seller, or such other persons or entities in whose names the Seller may instruct the Buyer to reregister the Held Back Shares, who or which shall be entitled to vote the Held Back Shares on all matters presented to the stockholders of the Buyer; provided that (a) the Buyer shall not be required to reregister any Held Back Shares in the name of any person or entity that has not delivered to the Buyer a stock power properly executed in blank with respect to such reregistered Held Back Shares and (b) no such reregistration shall affect the Buyer's rights hereunder with respect to such Held Back Shares. There shall be deposited with the Buyer all shares of Dataware Common Stock issued as a result of any stock dividend or stock split with respect to the Held Back Shares and all cash dividends paid with respect to the Held Back Shares, and all such additional shares and cash shall be held by the Buyer as additional security subject to the provisions of this Article 6. In the event any Held Back Shares are distributed to or at the direction of the Seller, all stock and cash issued or paid upon any Held Back Share shall be distributed together with such Held Back Share.

     6.9.  Partial Release; Delivery of Held Back Shares.  The Buyer agrees to
           ---------------------------------------------
deliver the Held Back Shares to or as directed by the Seller as follows:

           (a) On the date that is three months after the Closing Date, thirty seven thousand five hundred (37,500) of the Held Back Shares;

           (b) On the date that is six months after the Closing Date, thirty seven thousand five hundred (37,500) of the Held Back Shares; and

           (c) On the date that is the first anniversary of the Closing Date, the remaining seventy five thousand (75,000) Held Back Shares,

provided that the Buyer shall not deliver to the Seller any Held Back Shares then held by the Buyer if at the time of proposed distribution there remains unresolved any claim for Damages or other damages hereunder as to which notice has been given and all claims made up to and including that time, in the aggregate, exceed $50,000, in which event any remaining Held Back Shares shall continue to be held by the Buyer subject to the provisions of this Article 6 until such claim shall have become a Final Claim or shall have otherwise been satisfied.

     6.10. Consequential Damages. Notwithstanding anything to the contrary in
           ---------------------
this Agreement, in no event shall either party be liable for any consequential damages, whether foreseeable or not, occasioned by any failure to perform or the breach of any representations, warranties, covenants or obligations of any type under this Agreement for any cause whatsoever.

                                   ARTICLE 7

                            SECURITIES REGISTRATION

     7.1.  Registration on Form S-3.  The Buyer will, within 45 days after the
           ------------------------
Closing Date, file with the SEC a registration statement on Form S-3 (or successor Form providing for incorporating substantially all information about the Buyer by reference from other SEC filings), covering all the Dataware Shares and will use its reasonable efforts to cause such registration statement to become effective thereafter and to remain effective until the second anniversary of the Closing Date (the "Termination Date"). Notwithstanding the foregoing, if the Buyer is not eligible to register the resale of such securities on such Form within such time, the Buyer will file such registration statement promptly after it again becomes so eligible, whereupon the other provisions of this Article 7 shall apply. Subject to receipt of the transferee's agreement described in
Section 7.4, the Buyer will amend such registration statement within a reasonable time after request to include the names of any permitted transferee of the Dataware Shares as selling stockholders. Each holder of Dataware Shares being registered on such registration statement (the "Selling Holders") shall, as a condition thereof, provide the Buyer with all such information about such holder and his or its proposed method of distribution as the Buyer shall reasonably request to comply with the provisions of the Securities Act and the rules of the SEC thereunder.

     7.2.  Registration Procedures. In connection with any registration
           -----------------------
statement filed under Section 7.1, the Buyer shall:

           (a) furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the registered Dataware Shares owned by them;

           (b) notify each Selling Holder at any time when a prospectus relating to such shares is required to be delivered under the Securities Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon each such Selling Holder shall refrain from selling any Dataware Shares pursuant to such registration statement until the Buyer shall have filed such amendment or supplement to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) cause all such registered Dataware Shares to be registered (if not exempt) under the blue sky laws of any state reasonably requested by a Selling Holder and to be listed on each securities exchange or national market on which similar securities issued by the Buyer are then listed; and

          (d) pay all expenses of such registration, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Buyer (but not for any Selling Holder), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the securities registered by a Selling Holder).

     7.3. Indemnification.
          ---------------

          (a) The Buyer will indemnify each Selling Holder, each of its officers and directors and partners and each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Buyer of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Buyer and relating to action or inaction required of the Buyer in connection with any such registration, qualification or compliance, and will reimburse each such Selling Holder, each of its officers and directors and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense, or violation arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Buyer by an instrument duly executed by such Selling Holder or underwriter, or any action or inaction required of any Selling Holder in connection there with.

          (b) Each Selling Holder will indemnify the Buyer, each of its directors and officers, each underwriter, if any, of the Buyer's securities covered by such a registration statement, each Person who controls the Buyer or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Person whose securities are covered by such registration statement, each of its officers and directors and each Person controlling such selling securityholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to such Selling Holder and relating to action or inaction required of such Selling Holder in connection with any such registration, qualification or compliance, and will reimburse the Buyer, such other selling securityholders, such directors, officers, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Buyer by such Selling Holder for use therein or such violation arises out of any action or inaction required of such Selling Holder in connection therewith; provided, however, that the obligation of such Selling
                      --------  -------
Holder hereunder shall be limited to an amount equal to the net proceeds received by such Selling Holder upon the sale of the Dataware Shares sold by such Selling Holder in the offering covered by such registration.

          (c) Each party entitled to indemnification under this Section 7.3 (the "Indemnified Party") shall give notice to the party required to provide
     ------------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to do so materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 7.3 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 7.3 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7.3(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this
Section 7.3. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7.4.  Transfer of Registration Rights.  The rights of a holder of
           -------------------------------
Dataware Shares under this Article 7 may be transferred to any stockholder or noteholder of the Seller who receives Dataware Shares in connection with the liquidation of the Seller or to any other transferee of at least five percent (5%) of the total number of Dataware Shares; provided that such transferee shall have executed an instrument satisfactory to the Buyer agreeing to be bound by the obligations of his or its transferor under this Article 7.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1.  No Third Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     8.2.  Entire Agreement.  This Agreement (including the Schedules and
           ----------------
Exhibits hereto and the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

     8.3.  Succession and Assignment.  This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. The Buyer may assign its rights, interests and/or obligations hereunder to an affiliate of the Buyer but, in such event, the Buyer shall remain liable for all of its obligations hereunder. Except as provided in the preceding two sentences or in Section 7.4, neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

     8.4.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.5.  Headings.  The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6.  Notices.  All notices, requests, demands, claims and other
           -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered upon personal delivery or transmission by fax, four business days after it is sent by U.S. registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

           If to the Seller:
           ----------------

           Sovereign Hill Software, Inc.
           100 Venture Way
           Hadley, MA  01035
           Attn:  President
           Fax:  (413) 587-2246

           Copy to:
           -------

           Mintz Levin Cohn Ferris Glovsky and Popeo PC
           One Financial Center
           Boston, MA 02111
           Attn:  John R. Pomerance, Esq.
           Fax:  (617) 542-2241


           If to Blue Rock:
           ---------------

           Blue Rock Capital L.P.
           230 Lackawanna Drive
           Andover, NJ  07821
           Fax: (973) 426-0224

           Copy to:
           -------

           Pepper Hamilton LLP
           1235 Westlakes Drive
           Suite 400
           Berwyn, PA 19312-2401
           Attn:  William Scari, Esq.
           Fax:  (610) 640-7835

           If to any Zesiger Stockholder or
           --------------------------------
           the Stockholder Representative:
           ------------------------------

           Zesiger Capital Group LLC
           As Stockholder Representative
           320 Park Avenue
           New York, NY 10022

           Copy to:
           -------

           Pepper Hamilton LLP
           1235 Westlakes Drive
           Suite 400
           Berwyn, PA 19312-2401
           Attn:  William Scari, Esq.
           Fax:  (610) 640-7835


           If to Andrew Zacks:
           ------------------

           Andrew Zacks
           Conus Partners, Inc.
           45 Rockefeller Center
           Suite 2570
           New York, NY 10111
           Fax:  (212) 767-0041


           If to the Buyer:
           ---------------

           Dataware Technologies, Inc.
           One Canal Park
           Cambridge, MA  02141
           Attn:  President
           Fax: (617) 577-2627

           Copy to:
           -------

           Palmer & Dodge LLP
           One Beacon Street
           Boston, MA  02108
           Attn:  Matthew C. Dallett
           Fax:  (617) 227-4420

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     8.7.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     8.8.  Amendments and Waivers.  No amendment of any provision of this
           ----------------------
Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.9.  Severability.  Any term or provision of this Agreement that is
           ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision they is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     8.10. Expenses.  Except as specifically set forth in this Agreement, each
           --------
party shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In the event of any litigation, claim or proceeding with respect to this Agreement, the prevailing party shall be paid its reasonable legal fees and expenses by the opposing party.

     8.11. Specific Performance.  The Seller and each Stockholder acknowledges
           --------------------
and agrees that the Buyer would be damaged irreparably in the event any of its or his obligations under any provision of Article 5 hereof are not performed in accordance with their specific terms or otherwise are breached and, accordingly, agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically such provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     8.12. Submission to Jurisdiction.  Each party (a) submits to the
           --------------------------
jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Each party hereto shall accept service made on him or it by sending or delivering a copy of the process to such party at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this Section 8.12, however, shall affect the right of either party to serve legal process in any other manner permitted by law.

     8.13. Construction.  The language used in this Agreement shall be deemed
           ------------
to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise.

     8.14. Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
           ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.15. Stockholder Representative.
           --------------------------

           (a) In order to efficiently administer the matters described in paragraph (c) of this Section 8.15, Zesiger Capital is hereby designated as the representative of the Zesiger Stockholders (the "Stockholder Representative") and appointed as agent and attorney-in-fact with full power to execute, acknowledge, deliver, and file any instrument, agreement, release, or document necessary or appropriate for any such purpose.

           (b) If the Stockholder Representative enters into any voluntary or involuntary dissolution, bankruptcy or insolvency proceedings or otherwise becomes unable to perform its responsibilities hereunder or resigns from such position, Zesiger Stockholders who had a majority of the shares of SH Capital Stock held by all Zesiger Stockholders on the date hereof shall, within ten (10) days after such event, select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement.

           (c) The Stockholder Representative is exclusively authorized and appointed from time to time in its sole discretion (i) after the liquidation of the Seller, to take all actions necessary or appropriate in connection with the defense and/or settlement of any claims for which the Seller may be required to indemnify the Buyer pursuant to this Agreement, (ii) to give and receive all notices required to be given by or to the Stockholder Representative under this Agreement and (iii) to take any and all additional actions as are contemplated to be or may be taken by or on behalf of the Stockholder Representative under or with respect to this Agreement.

           (d)  With respect to the authority of the Stockholder Representative:

                (i) The Buyer shall be able to rely conclusively on the written instructions and decisions of the Stockholder Representative as to the matters set forth in paragraph (c) above, and no party shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the written instructions or decisions of the Stockholder Representative;

                (ii) all actions, decisions and instructions of the Stockholder Representative hereunder, including without limitation with respect to the defense or settlement of any claims for which the Seller may be required to indemnify the Buyer pursuant to this Agreement, shall be conclusive and binding upon all of the Zesiger Stockholders and no Zesiger

Stockholder shall have the right to object, dissent, protest or otherwise contest the same, nor any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under the authority granted hereby, absent fraud or willful breach of this Agreement by the Stockholder Representative;

               (iii) the provisions of this Section 8.15 are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Zesiger Stockholder may have in connection with the transactions contemplated by this Agreement;

               (iv) remedies available at law for any breach of the provisions of this Section 8.15 are inadequate; therefore, the Buyer, and the Stockholder Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if any of them brings an action to enforce any of the provisions of this Section 8.15; and

               (v) the provisions of this Section 8.15 shall be binding upon the executors, heirs, legal representatives, successors, and assigns of each Zesiger Stockholder, and any references in this Agreement to a Zesiger Stockholder or the Zesiger Stockholders shall mean and include the successors to the Zesiger Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution, merger or other operation of law, or otherwise.

          (e) All fees and expenses incurred by the Stockholder Representative in his capacity as such shall be paid by the Zesiger Stockholders in proportion to their holdings of shares of SH Capital Stock on the date hereof; provided
                                                                    --------
that the Stockholder Representative may direct that any such amounts be withheld from any payment otherwise due hereunder to or as directed by the Seller and paid to or as directed by it.

          (f) The Stockholder Representative shall not be liable to the Zesiger Stockholders for the performance of any act or the failure to act under or in connection with this Agreement, and the Zesiger Stockholders shall indemnify and hold harmless the Stockholder Representative from any liability in connection with its acting as such, as long as its actions or failure to act did not constitute gross negligence or willful misconduct.

     8.16.  Release.  Each of the undersigned Stockholders, on its behalf and on
            -------
behalf of its successors and assigns, heirs and representatives, hereby remises, releases and forever discharges the Buyer and its respective directors, officers, agents, administrators, attorneys and accountants (the "Releasees") from all actions, causes of action, suits, debts, damages, judgments, liabilities, obligations, claims and demands of any kind or nature whatsoever, in law, in equity or otherwise, individual, representative or derivative, joint or several, known or unknown, asserted or unasserted, which they or any of them ever had, now have, or hereafter can, shall or may have against any Releasee arising out of or in connection with any ownership interest the undersigned has or has had in the Seller and any distribution of assets in connection with the winding down and liquidation of the Seller or the purchase by the Buyer of substantially all of the assets of the Seller, including the terms of the Purchase Agreement.

     8.17.  Certain Defined Terms.  The following terms are used in this
            ---------------------
Agreement as defined in the following sections, respectively:

                   Term                                   Section
                   ----                                   -------
          Accounts Receivable                       1.1(a)(v)
          Acquired Assets                           1.1(a)
          Assigned Contracts                        1.1(a)(iv); Schedule 1.1
          Assumed Liabilities                       1.2(a)
          Assumed Warranty Claims                   1.2(a)(iii)
          Audited Financial Statements              2.4
          Balance Sheet                             2.4
          Balance Sheet Date                        2.4
          Business                                  Preliminary Statement
          Certificate of Incorporation              2.1(b)
          Closing                                   1.4
          Closing Date                              1.4
          Closing Share Price                       1.3(b)
          Code                                      2.7(c)
          Contracts in Progress                     1.1(a)(v)
          Damages                                   6.2
          Dataware Common Stock                     1.3
          Dataware Shares                           1.3
          Dataware Warrants                         1.3
          Disclosure Schedule                       Introduction to Article 2
          Employee Benefit Plan                     2.17
          ERISA                                     2.17
          Exchange Act                              3.2
          Financial Statements                      2.4
          GAAP                                      2.4
          Governmental Entity                       1.1(a)(vi)
          Held Back Shares                          1.3
          Intellectual Property                     1.1(a)(iii)
          Material Adverse Effect                   2.5
          Permits                                   1.1(a)(vi)
          Purchase Consideration                    1.3
          Retained Assets                           1.1(b)
          Retained Liabilities                      1.2(b)
          SEC                                       2.27(b)
          Securities Act                            2.27
          Security Interest                         2.3
          Series A Preferred Stock                  2.1(c)
          SH Capital Stock                          2.1(c)
          SH Common Stock                           2.1(c)
          Silicon Valley Bank Notes                 1.2(b)(i)
          Software                                  1.1(a)(i)
          Stockholder Representative                8.15
          Tax Returns                               2.7

                   Term                             Section
                   ----                             -------
          Taxes                                     2.7
          Unaudited Financial Statements            2.4
          Warrant Shares                            2.27
          Year 2000 Ready                           2.12

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   SOVEREIGN HILL SOFTWARE, INC.


                                   By:  /s/ David Mahoney
                                      ------------------------
                                      David Mahoney, President

                                   DATAWARE TECHNOLOGIES, INC.


                                   By:  /s/ Kurt Mueller
                                      -------------------------
                                      Kurt Mueller, President

                                   STOCKHOLDERS:

                                       BLUE ROCK CAPITAL, L.P.
                                       By: BLUE ROCK PARTNERS, L.P.
                                       Its General Partner
                                       By: BLUE ROCK, INC.
                                       Its General Partner


                                       By: /s/ Terry Collison
                                          ---------------------
                                       Title:  Vice President

                                       ZESIGER CAPITAL GROUP, L.L.C.,
                                       individually


                                       By: /s/ Albert Zesiger
                                          ---------------------
                                       Title:  Principal

                                       EACH OF THE PERSONS AND
                                       ENTITIES LISTED ON
                                       SCHEDULE A HERETO,
                                       By ZESIGER CAPITAL GROUP, L.L.C.,
                                       as attorney-in-fact


                                       By: /s/ Albert Zesiger
                                          ---------------------
                                       Title:  Principal


                                           /s/ Andrew Zacks
                                          ---------------------
                                          Andrew Zacks